CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Berry Petroleum Company on Form S-8 (File No. 33-61337) of our report dated February 20, 1998 on our audits of the financial statements of Berry Petroleum Company as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.



Los Angeles, California
March 6, 1998






















                              EXHIBIT 23.1